Exhibit 16.1

February 12, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street NW

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Quepasa Corporation, dated February 12, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Perelson Weiner LLP

Perelson Weiner LLP

New York, New York